UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Vignette Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

April 1, 2008

TO THE SHAREHOLDERS OF VIGNETTE CORPORATION

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Vignette Corporation (“Vignette” or the “Company”), which will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 23, 2008, at 9:00 A.M., Central Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Shareholders.

We are pleased to be among the first companies to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe the new rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

As owners of Vignette, your vote is important. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE AS SOON AS POSSIBLE. Returning the proxy card, voting telephonically or voting via the Internet does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Michael A. Aviles

Michael A. Aviles

President, Chief Executive Officer and Director

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 23, 2008

The Annual Meeting of Shareholders (the “Annual Meeting”) of Vignette Corporation (the “Company”) will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Friday, May 23, 2008, at 9:00 A.M., Central Time, for the following purposes:

1.	To elect two directors of the Board of Directors to serve until the 2011 Annual Meeting or until a successor(s) has been duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement accompanying this notice.

Only shareholders of record at the close of business on March 25, 2008 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the Company’s headquarters located at 1301 South MoPac Expressway, Austin, Texas, 78746 during ordinary business hours for the ten-day period prior to the Annual Meeting. Admission to the annual meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification such as a driver’s license or passport. The use of cell phones, PDAs, pagers, recording and photographic equipment, camera phones and/or computers is not permitted in the meeting rooms at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Bryce M. Johnson

Bryce M. Johnson

Secretary

Austin, Texas

April 1, 2008

VIGNETTE CORPORATION

1301 South MoPac Expressway

Austin, Texas 78746

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To be held May 23, 2008

GENERAL INFORMATION

Why am I receiving these materials?

Our Board of Directors (the “Board”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our 2008 Annual Meeting of Shareholders, which will take place on May 23, 2008 at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, at 9:00 A.M., Central Time. Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	Our proxy statement for the Annual Meeting; and

•	Our 2007 Annual Report to Shareholders, which includes our audited consolidated financial statements.

What items will be voted on at the Annual Meeting?

There are two items that will be voted on at the Annual Meeting:

1.	To elect two directors of the Board of Directors to serve until the 2011 Annual Meeting or until a successor(s) has been duly elected and qualified; and

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008.

In addition, we will transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are our Board of Directors’ voting recommendations?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the appointment of Grant Thornton LLP.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 25, 2008, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 24,532,917 shares of Common Stock outstanding. Each shareholder of record on March 25, 2008 is entitled to one vote for each share of Common Stock held by such shareholder on March 25, 2008. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections, appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

What is the quorum requirement for the Annual Meeting?

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How do I vote?

If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you can also vote by mail or by telephone.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by Voter Instruction Form. You may vote by proxy over the Internet or if you requested printed copies of the proxy materials by mail, you can also vote by mail or by telephone by following the instructions provided in the Notice.

What happens if I do not give specific voting instructions?

In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR the ratification of the appointment of Grant Thornton LLP (as set forth in Proposal No. 2) and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

Can I change my vote after I have voted?

You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

What is the voting requirement to approve each of the proposals?

Proposal 1: Each Director is elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominee for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants, for the fiscal year ending December 31, 2008, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in our quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2008, which we expect to file with the SEC by August 11, 2008.

Who is paying for the cost of this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail, electronic mail, or telephone.

What is householding of Annual Meeting materials?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the proxy statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at (512) 741-4541 or by mail addressed to Investor Relations, Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas, 78746, requesting such copies. If a shareholder is receiving multiple copies of the Proxy Statement and annual report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

What is the deadline to propose actions for consideration at the 2009 annual meeting of shareholders or to nominate individuals to serve as directors?

Shareholder proposals that are intended to be presented at the 2009 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 12, 2008 in order to be included. Such shareholder proposals should be addressed to Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has authorized nine (9) directors. In accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2009 Annual Meeting; Class II, whose term will expire at the 2010 Annual Meeting; and Class III, whose term will expire at the 2011 Annual Meeting. At the 2008 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2011 or until his or her respective successor is elected and qualified. The Board of Directors has selected Mr. DeNero and Mr. Hawn as the nominees for Class III. The nominees for the Board of Directors are currently directors of the Company and are set forth below. In the absence of specific shareholder instructions, the proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominees for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, in absence of specific shareholder instructions, the proxy holders intend to vote all proxies received by them for the nominees listed below.

Set forth below is information regarding each nominee, including their ages as of March 31, 2008, their positions and offices held with the Company and certain biographical information:

Nominee	Age	Positions and Offices Held with the Company	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Henry T. DeNero	62	Director		Chairman	Member
Jeffrey S. Hawn	44	Director	Chairman

Set forth below is information regarding the continuing directors of the Company, including their ages as of March 31, 2008, their positions and offices held with the Company and certain biographical information:

Continuing Directors	Age	Positions and Offices Held with the Company	Audit Committee	Nominating & Corporate Governance Committee	Compensation Committee
Michael A. Aviles	47	President, Chief Executive Officer and Director
Kathleen Earley	56	Director	Member	Member
Joseph M. Grant	69	Director	Member
Michael D. Lambert	61	Director		Member	Chairman
Jan H. Lindelow	62	Chairman of the Board, Director			Member

Michael A. Aviles was appointed President and Chief Executive Officer in February 2006 and serves as a Class II director. Prior to joining the Company, Mr. Aviles served as Chairman, President and Chief Executive Officer of Activant Solutions, Inc., a provider of software and information services to the automotive aftermarket, hardware and lumber industries, from July 2002 to October 2004 and as President and Chief Operating officer of Activant from June 1999 to July 2002. From 1996 to 1998, Mr. Aviles served as president and CEO of Foster Grant Group, a marketer and distributor of consumer eyewear. From 1990 to 1996 he held the roles of Vice President of Strategic Development, Vice President of Merchandising and Distribution and Vice President, General Manager, Superstores at FOOTACTION USA, an athletic specialty retailer. Mr. Aviles began his career as a Certified Public Accountant with KPMG Peat Marwick. Mr. Aviles received his Master of Business Administration from the Stanford University Graduate School of Business and has a Bachelor of Business Administration from Pace University.

Henry T. DeNero joined the Vignette Board of Directors in January 2005 and serves as a Class III director. Mr. DeNero was formerly Executive Vice President of First Data Corporation, a computer services company focusing on financial and transaction processing markets and Vice-Chairman and Chief Financial Officer of Dayton Hudson Corporation (now Target Corporation). Mr. DeNero’s experience also includes tenure as Chairman and Chief Executive Officer of HomeSpace, Inc., an Internet company in the real estate and mortgage services business that was sold to LendingTree, Inc. Prior to joining Dayton Hudson in 1992, Mr. DeNero was a Senior Partner with the management consulting firm McKinsey & Company. Mr. DeNero received his Bachelor of Arts from Amherst College and his Master of Business Administration from Stanford Graduate School of Business. During 2007, Mr. DeNero served on the boards of Western Digital Corp., THQ Inc., Banta Corp, Portal Player, Inc. and Digital Insight.

Kathleen Earley joined the Vignette Board of Directors in May 2004 and serves as a Class I director. Ms. Earley is currently President and Chief Operating Officer of TriZetto, a healthcare software company. Ms. Earley was Senior Vice President and Chief Marketing Officer at AT&T, a position in which she had responsibility for all AT&T business-related brand, image, advertising and marketing strategy. Previously, Ms. Earley was president of AT&T Data and Internet Services and retired from AT&T in June 2002 after eight years of service with the company. Ms. Earley has a Bachelor of Science degree in accounting and a Master of Business Administration in finance from the University of California, Berkeley. During 2007, Ms. Earley was a member of the boards of directors of Digital Realty Trust and Switch & Data.

Joseph M. Grant has served as a director at Vignette since November 2003 and serves as a Class I director. Mr. Grant has served as Chairman and Chief Executive Officer of Texas Capital Bancshares Inc. since 1998 as well as chairman of Texas Capital Bank and its Internet division, BankDirect. From 1990 to 1998, Mr. Grant was Executive Vice President and Chief Financial Officer of Electronic Data Systems Corporation (EDS), an outsourcing services firm. Mr. Grant earned a Master of Business Administration and a Doctorate in finance and economics from The University of Texas and his Bachelor of Business degree from Southern Methodist University. During 2007, Mr. Grant served on the boards of directors of Texas Capital Bancshares, Chaparral Steel and BankCap Partners.

Jeffrey S. Hawn has served as a director of Vignette since November 2001 and serves as a Class III director. Effective May 2005, Mr. Hawn became the Chairman and CEO of Attachmate WRQ, a privately held enterprise software company. Mr. Hawn was Chairman of WRQ from December 2004 to May 2005. Mr. Hawn joined JMI Inc., a private equity firm based in San Diego, CA in April 2004 and remains an Operating Partner. Mr. Hawn served as Senior Vice President, Operations for BMC Software, Inc., from January 2002 to March 2004, where he was responsible for overseeing the finance, corporate planning and development and information technology and business operations. Mr. Hawn served as Senior Vice President, BMC Ventures through January 2002, where he was responsible for identifying, developing and managing BMC’s emerging technologies and new business opportunities. From 1990 to 2000, Mr. Hawn was employed by McKinsey & Company, a global consulting firm, where he was a partner from 1995 to 2000. Mr. Hawn received his Master of Business Administration degree from The University of Texas at Austin and his Bachelor of Science degree in Mechanical Engineering from Southern Methodist University. During 2007, Mr. Hawn also served on the boards of directors of Pervasive Software, Applimation and Attachmate.

Michael D. Lambert has served as a director since September 2002 and serves as a Class II director. Most recently, Mr. Lambert served as Senior Vice President of the Enterprise Systems Group at Dell Computer Corporation and as a member of a six-man operating committee reporting to the Office of Chairman. Prior to joining Dell, he served as Vice President of Sales and Marketing for Compaq. Mr. Lambert also served as Vice President and General Manager for the Large Computer Products division at NCR/AT&T Corp, where he spent more than 16 years serving in various senior-level roles in product management, sales and software engineering. Mr. Lambert received his Bachelor of Science degree in business from The University of Kentucky. In addition to the Vignette Board of Directors, during 2007, Mr. Lambert served on the board of directors of Western Digital Corp.

Jan H. Lindelow has served as a director of Vignette since October 2002 and as Chairman of the Board since August 2005 and serves as a Class I director. Mr. Lindelow joined Tivoli, a unit of the IBM Software Group in June 1997 and served as Chairman and Chief Executive Officer of Tivoli until the spring of 2001. He then became Vice President, Emerging Business Development for IBM until his retirement in 2002. From 1994 to 1995, Mr. Lindelow was President and Chief Operating Officer of Symbol Technologies, a leader in handheld computing and scanning technologies. He also served in several senior executive positions with Asea Brown Boveri (ABB), a global company delivering power, energy and automation technologies from 1988 to 1994. Prior to ABB, Mr. Lindelow was President of Worldwide Sales and Service at Unisys/Sperry Computer Systems, a worldwide information technology services and solutions company during which time he spearheaded the company’s entry into UNIX and other open markets. Mr. Lindelow joined Unisys/Sperry in his native Sweden where he subsequently became President of Sperry’s Nordic Group. Mr. Lindelow holds a M.S. in Electrical Engineering from the Royal Institute of Technology in Stockholm, Sweden. Mr. Lindelow is an active board member of several enterprises, primarily in the high technology industry. During 2007, Mr. Lindelow served on the boards of directors for Active Power and the following private companies: Credant Technologies, HyPerformix (Chairman) and Troux Technologies.

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2007, the Board of Directors held 8 meetings and acted by unanimous written consent in lieu of a meeting on no occasions. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has 3 standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All non-employee committee members are Independent under the standards established by the NASDAQ exchange.

During the fiscal year ended December 31, 2007, the Audit Committee of the Board of Directors held 10 meetings and acted by unanimous written consent in lieu of a meeting on no occasions. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent public accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. During the fiscal year ended December 31, 2007, the members of the Audit Committee were Mr. Hawn, Mr. Grant and Ms. Earley. All 3 members of the Audit Committee are financial experts and are Independent under the standards established by the NASDAQ exchange.

During the fiscal year ended December 31, 2007, the Compensation Committee of the Board of Directors held 11 meetings and acted by unanimous written consent in lieu of a meeting on no occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan and the 1999 Supplemental Stock Option Plan. During the fiscal year ended December 31, 2007, the members of the Compensation Committee were Mr. Lambert, Mr. Lindelow and Mr. DeNero. Mr. Hawn was a member of the Compensation Committee until April 27, 2007 at which time he ended his term on the Compensation Committee and was replaced by Mr. DeNero.

The Nominating and Corporate Governance Committee selects candidates for open Board of Directors positions, provides succession planning for the Chairman and Chief Executive Officer positions and conducts performance reviews for the Chief Executive Officer and other members of the Board. In performing these duties to identify and recommend candidates to fill new positions or vacancies on the Board, the Committee has the authority to retain and terminate any search firm used to identify Board candidates and also has the authority to approve the search firm’s fees and other retention terms. The Nominating and Corporate Governance Committee held 3 meetings. There are certain minimum qualifications for Board members that Director candidates should possess, including issues of character, judgment, diversity, age, expertise, corporate experience, length of service and other commitments. Other factors that are considered include meeting applicable independence standards for directors (where independence is required) as defined in Rule 4200 of the NASDAQ Stock Market, Inc., and absence of conflicts of interest. The Nominating and Corporate Governance Committee may modify minimum qualifications from time to time, as it deems necessary and/or appropriate.

The Nominating and Corporate Governance Committee will consider nominees recommended by Company shareholders and will consider other business proposed by Company Shareholders provided that such recommendations are submitted to the Company not more than 90 days and no less than 60 days prior to the first anniversary of the preceding year’s annual meeting. Such notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made the name and address of the shareholder as appearing on the Company’s books and of such beneficial owner and the class and number of shares of the Company that are owned beneficially and of record by the shareholder and such beneficial owner. During the fiscal year ended December 31, 2007, the members of the Nominating and Corporate Governance Committee were Mr. DeNero, Mr. Lambert and Ms. Earley.

Statement on Corporate Governance

The Company’s management has reviewed internally and has reviewed with the Board of Directors the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NASDAQ Global Market’s (“NASDAQ”) corporate governance listing standards regarding corporate governance policies and processes and we believe that we are in compliance with the rules and listing standards. We have amended the charter of our Audit Committee and created the Nominating and Corporate Governance Committee charter to comply with the new rules and standards. You can access our committee charters free of charge on our website at www.vignette.com under the ‘Corporate Governance’ section of the Investor Relations site or by writing to us at Vignette Corporation 1301 South MoPac Expressway, Austin, Texas 78746 Attn: Investor Relations. We encourage, but do not require, our Board members to attend the Annual Shareholders Meeting. Last year, none of our directors attended the Annual Shareholders Meeting. We have adopted the following standards for director independence in compliance with the NASDAQ corporate governance listing standards:

•

No director qualifies as “independent” if such person has a relationship, which, in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

•

A director who is an officer or employee of us or our subsidiaries, or one whose immediate family member is, an executive officer of us or our subsidiaries is not “independent” until three years after the end of such employment relationship;

•

A director who accepts, or whose immediate family member accepts, more than $60,000 per year in compensation from us or any of our subsidiaries, other than certain permitted payments such as compensation for board or board committee service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of us or a subsidiary of ours, or benefits under a tax-qualified retirement plan, is not “independent” until three years after he or she ceases to accept more than $60,000 per year in such compensation;

•	A director who is, or who has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization in which we made, or from which we received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, is not “independent” until three years after falling below such threshold;

•

A director who is employed, or one whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or employment relationship; and

•

A director who is, or who has a family member who is, a current partner of our outside auditor or was a partner or employee of our outside auditor who worked on our audit is not “independent” until three years after the end of such affiliation or employment relationship.

Shareholder Communications with Directors

The Company provides for a process for shareholders to communicate with the Board. Shareholders may send written communications to the attention of the Board, specific Board member or committee, in care of Vignette Corporation, Attention: Bryce M. Johnson, Secretary, 1301 South MoPac Expressway, Austin, Texas 78746. Mr. Johnson is responsible for relaying all such communication to the appropriate Committee or to the full Board.

DIRECTOR COMPENSATION

Overview of Director Compensation

Directors who are employees of the Company do not receive any additional compensation for their services as directors. During fiscal 2007, non-employee directors of the Company received the following compensation:

Annual Retainer Fee—

•	an annual retainer of $25,000 for serving on the Board;

•	a fee of $2,000 for each regularly scheduled Board meeting attended;

•	an annual retainer of $60,000 for service as the Chairman of the Board;

•	an annual retainer of $8,000 for service on the Audit Committee;

•	an annual retainer of $5,000 for service on the Compensation Committee; and

•	an annual retainer of $2,000 for service on the Nominating and Corporate Governance Committee.

•

In addition an annual retainer is paid to those serving as Chairman of the various committees as follows: $10,000 for service as Chairman of the Audit Committee, $5,000 for service as Chairman of the Compensation Committee and $2,500 for service as Chairman of the Nominating and Corporate Governance Committee.

Option and Stock Awards—Non-employee directors are eligible to participate in the 1999 Non-Employee Directors Option Plan and the 1999 Equity Incentive Plan.

During fiscal 2007, non-employee directors were eligible to receive the following non-qualified stock options:

•	6,000 option shares on the date first elected or appointed to the Board (unless previously employed by the Company); and

•

Non-employee directors, who have served on the Board for at least six months, received non-qualified stock options to purchase shares worth $50,000 and a restricted stock award valued at $50,000 on the date of the annual shareholder’s meeting.

The exercise price for all non-employee director stock options is 100% of the fair market value of the shares on the grant date. The annual option grant to non-employee directors in fiscal 2007 of 2,631 shares of Common Stock was made on May 25, 2007 at an exercise price of $19.00 per share. Assuming continued service on the Board, all non-employee director options become exercisable in 100% of the option shares after one year from the date of grant.

New options granted to non-employee directors will become exercisable for 100% of the option shares after one year from the date of grant. Restricted stock awards to non-employee directors will fully vest after one year from the date of grant.

Other Benefits—We reimburse directors for their reasonable expenses associated with attending Board meetings. The 2007 expense reimbursement amounts for each Director were below the $10,000 required reporting threshold.

Director Compensation During Fiscal 2007—The following table details the total compensation earned by Vignette’s non-employee directors in 2007:

2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Henry DeNero	$42,500	$84,191	$21,685	—	$148,376
Kathleen Earley	$39,000	$50,932	$21,685	—	$111,617
Joseph Grant	$41,000	$50,932	$21,685	—	$113,617
Jeffrey Hawn	$51,000	$50,932	$21,685	—	$123,617
Michael Lambert	$45,000	$50,932	$23,915	—	$119,847
Jan Lindelow (Chairman)	$100,000	$50,932	$21,685	—	$172,617

(1)	Reflects the dollar amount recognized for financial statement reporting purposes, in compliance with FAS 123R, for stock options and restricted stock. For additional information, refer to Note 5 of the Notes to Consolidated Financial Statements in our Form 10-K. These amounts reflect Vignette’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors with respect to these awards.

Outstanding Equity Awards for Directors at the end of Fiscal 2007—The following table provides information on the outstanding equity awards at the end of fiscal 2007 for non-employee directors. Market value is determined by multiplying the number of shares by the closing price of Vignette common stock on NASDAQ on the last trading day of the fiscal year ($14.61 on December 31, 2007).

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Henry DeNero	6,000 3,706	2,631	$ $ $	13.30 13.49 19.00	01/21/2015 05/26/2016 05/25/2017
						2,631	$38,439
Total	9,706	2,631				2,631	$38,439
Kathleen Earley	6,000 500 4,237 3,706	2,631	$ $ $ $ $	15.20 13.80 11.80 13.49 19.00	05/07/2014 09/17/2014 05/27/2015 05/26/2016 05/25/2017
						2,631	$38,439
Total	14,443	2,631				2,631	$38,439
Joseph Grant	7,500 3,500 4,237 3,706	2,631	$ $ $ $ $	23.50 16.00 11.80 13.49 19.00	10/24/2013 05/21/2014 05/27/2015 05/26/2016 05/25/2017
						2,631	$38,439
Total	18,943	2,631				2,631	$38,439
Jeffrey Hawn	5,000 500 1,500 7,500 2,300 4,250 4,237 3,706	2,631	$ $ $ $ $ $ $ $ $	46.80 28.20 26.00 8.40 22.40 16.00 11.80 13.49 19.00	10/31/2011 02/22/2012 05/15/2012 10/10/2012 05/15/2013 05/21/2014 05/27/2015 05/26/2016 05/25/2017
						2,631	$38,439
Total	28,993	2,631				2,631	$38,439
Michael Lambert	7,500 2,100 200 15,000 1,619 3,500 4,444 1,111 4,166 4,237 3,706	2,631	$ $ $ $ $ $ $ $ $ $ $ $	10.80 22.40 22.40 19.90 22.00 16.00 13.50 12.10 12.10 11.80 13.49 19.00	08/23/2012 05/15/2013 05/21/2013 06/24/2013 02/24/2014 05/21/2014 07/27/2014 08/27/2014 03/18/2015 05/27/2015 05/26/2016 05/25/2017
						2,631	$38,439
Total	47,583	2,631				2,631	$38,439
Jan Lindelow	7,500 2,100 3,625 4,237 15,000 3,706	2,631	$ $ $ $ $ $ $	8.30 22.40 16.00 11.80 14.40 13.49 19.00	10/02/2012 05/15/2013 05/21/2014 05/27/2015 07/22/2015 05/26/2016 05/25/2017
						2,631	$38,439
Total	36,168	2,631				2,631	$38,439

(1)	Non-employee directors, who have served on the Board for at least six months, received non-qualified stock options to purchase shares worth $50,000 and a restricted stock award valued at $50,000 on the date of the annual shareholder’s meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO DIRECTORS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2011 ANNUAL MEETING OR UNTIL A SUCCESSOR(S) HAS BEEN DULY ELECTED AND QUALIFIED.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Audit Services

Subject to the ratification by the Shareholders, the Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as independent auditors to audit the consolidated financial statements of the Company for fiscal year 2008.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the year ended December 31, 2007.

	Fiscal 2007	Fiscal 2006
Audit Fees (1)	$729,730	$682,300
Audit-Related Fees (2)	—	23,200

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, including those associated with acquisitions, employee benefit plans and due diligence.

In making its recommendation to ratify the appointment of Grant Thornton as the Company’s independent public accountants for the fiscal year ending December 31, 2008, the Audit Committee has considered whether there were services other than audit and audit-related services provided by Grant Thornton. It has been determined that there were no services performed by Grant Thornton other than the audit and audit related services as noted above.

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and non-audit services to be provided to the Company by the independent public accountant and other public accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible). Accordingly all fees listed above for audit and non-audit services were pre-approved by the Audit Committee of the Board. The Audit Committee also has the sole authority to approve the hiring and firing of the independent public accountants, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. In accordance with this policy, the Audit Committee has given its approval for the provision of audit services by Grant Thornton for the fiscal year ending December 31, 2008.

The Company is asking the shareholders to ratify the appointment of Grant Thornton as the Company’s independent public accountants for the fiscal year ending December 31, 2008. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Grant Thornton.

In the event the shareholders fail to ratify the appointment, the Board will reconsider its selection. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the Company’s and its shareholders’ best interests.

This will be Grant Thornton’s third year for the firm as the Company’s independent public accountants. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

EXECUTIVE OFFICERS

The following table sets forth the name and position of each of the persons who were serving as our executive officers as of December 31, 2007, including their ages as of March 31, 2008:

Executive	Age	Position Held with the Company
Michael A. Aviles	47	President, Chief Executive Officer and Director
Thomas P. Kelly	50	Chief Financial Officer
Leo E. Brunnick	42	Senior Vice President, of Products and Marketing
Bryce M. Johnson	49	Senior Vice President, Secretary and General Counsel
Alex Shootman	42	Senior Vice President of Worldwide Sales and Services
Somesh Singh	51	Senior Vice President of Research and Development and Technical Operations
Conleth S. O’Connell	44	Chief Technology Officer
Gayle Wiley	42	Senior Vice President of Worldwide Human Resources

Michael A. Aviles was appointed President and Chief Executive Officer in February 2006. Prior to joining the Company, Mr. Aviles served as Chairman, President and Chief Executive Officer of Activant Solutions, Inc., a provider of software and information services to the automotive aftermarket, hardware and lumber industries, from July 2002 to October 2004 and as President and Chief Operating Officer of Activant from June 1999 to July 2002. From 1996 to 1998, Mr. Aviles served as president and CEO of Foster Grant Group, a marketer and distributor of consumer eyewear. From 1990 to 1996 he held the roles of Vice President of Strategy Development, Vice President of Merchandising and Distribution and Vice President, General Manager for Superstores, at FOOTACTION USA, an athletic specialty retailer. Mr. Aviles began his career as a Certified Public Accountant with KPMG Peat Marwick. Mr. Aviles received his Master of Business Administration from the Stanford University Graduate School of Business and has a Bachelor of Business Administration from Pace University.

Thomas P. Kelly joined Vignette as Chief Financial Officer in July 2006. Prior to joining Vignette Mr. Kelly was director of Global Facility Planning at Dell Inc. From August 1998 to June 2004, Mr. Kelly served as CFO of Trilogy software. From 1995 to 1998, Mr. Kelly was CFO of the Sabre Group. Prior to his position at Sabre, Kelly served as Vice President of Financial Planning and Analysis at American Airlines. Mr. Kelly holds a master’s degree in Business Administration from Carnegie-Melon University and a bachelor’s degree in Computer Science from the University of Virginia’s engineering school. Mr. Kelly has also served on the Board of Directors for Express Jet.Holdings, Inc. since September 2007.

As of December 31, 2007, Leo E. Brunnick was our Senior Vice President of Products and Marketing and was appointed to that position in January, 2007. Mr. Brunnick left the Company on January 25, 2008. Mr. Brunnick was responsible for the product marketing and management organizations as well as corporate communications and corporate marketing. Previously, Mr. Brunnick was Senior Vice President of Research and Development where he drove the Company’s worldwide software research and development efforts. Before joining Vignette in 1999, Mr. Brunnick worked at Andersen Consulting where he managed large-scale software development projects within the TeleComm practice. Previous to Andersen Consulting, he served as a Marine Corps officer. Mr. Brunnick received a Bachelor of Arts in general engineering from Harvard University and a Master of Business Administration in finance from Georgia State University.

Bryce M. Johnson has served as our Senior Vice President, Secretary and General Counsel since December 2000 and is responsible for overseeing the Company’s legal matters, intellectual property and governmental affairs. From March 1997 to November 2000, Mr. Johnson was the Chief Legal Counsel for Tivoli Systems Inc. and Associate General Counsel of IBM Corporation. From May 1984 to March 1997, Mr. Johnson held a variety of legal positions with IBM Corporation, including Counsel to IBM Europe in Paris, France. Mr. Johnson received his Bachelor of Arts degree with highest honors from Georgetown College and his Doctor of Jurisprudence from the University of Kentucky.

Alex Shootman joined Vignette in October 2006 as Senior Vice President of Worldwide Sales and Services. Prior to joining Vignette, Mr. Shootman served as executive Vice President of Worldwide Sales and Marketing at TeleTech and was responsible for all revenue generating and market facing activities at the global business process outsourcing (BPO) company. Prior to TeleTech, he held the position of Vice President of Sales and Services for the Americas region at BMC. At BMC, he was responsible for sales, pre-sales, professional services and customer support. Mr. Shootman began his career with IBM Corporation. Mr. Shootman holds a Bachelor of Business Administration from the University of Texas at Austin.

Somesh Singh joined Vignette in February 2007 as Senior Vice President of Research and Development and Technical Operations. Prior to joining Vignette Mr, Singh held several senior executive positions at BMC software including Vice President and General Manager of Identity Management Business Unit and Vice President and General Manager of Worldwide Research and Development Operations and Cross Platform Technologies. Prior to joining BMC Mr. Singh was president and Chief Operating Officer and Director at iVita Corporation. Mr. Singh holds a Master of Business Administration degree from The Wharton School of Business at the University of Pennsylvania, a Master of Science degree in Chemical Engineering from Columbia University in New York and a Bachelor of Science degree in Chemical Engineering from Banares Hindu University in India.

Conleth S. O’Connell has served as our Chief Technology Officer since July 2002. Prior to this, Mr. O’Connell served as our Chief Architect. Mr. O’Connell manages the technical direction for Vignette and is responsible for driving new product technology initiatives. Mr. O’Connell joined the Company as one of our first engineers and helped to develop Vignette’s initial product offering. Mr. O’Connell holds a Masters of Science Degree and Ph.D. in computer information systems from The Ohio State University.

Gayle Wiley was appointed Senior Vice President of Worldwide Human Resources in September 2005. Before joining Vignette Corporation Ms. Wiley was the human resource executive for IBM’s software business in Europe, Middle East and Africa. Prior to IBM Ms. Wiley was Vice President of Human Resources for Tivoli Systems Inc. that was acquired by IBM in 1996. Ms. Wiley’s early human resource career includes experience with Motorola, Inc. and Abbott Laboratories where she worked as a generalist and college recruiter. Ms Wiley earned a Master of Science in Education with a major in Guidance Counseling and a Bachelor of Science in Education from Henderson State University in Arkadelphia, Arkansas.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation and benefits program aims to encourage our management team to continually pursue our strategic opportunities while effectively managing the risks and challenges inherent to the enterprise software industry. Specifically, we have created a compensation package that combines short and long-term components, cash and equity and fixed and contingent payments, in the proportions we believe are most appropriate to provide incentive and reward our senior management for achieving the following goals:

•	foster a highly creative and execution focused team whose participants understand and share our business objectives and ethical and cultural values;

•	lead the Company by demonstrating forward thinking in the development and commercialization of software solutions that forge new markets and enhance our position within the installed base;

•	control the multiple dimensions of our business, from research and development, through client implementations and all aspects of operations in order to maximize the value of each dollar deployed; and

•	deploy our resources for maximum benefit to our shareholders.

Our executive compensation program not only aims to be competitive in our industry but also to be fair, relative to compensation paid to our other executives, relative to our short-term and long-term performance and relative to the value we deliver to our shareholders. As we continually develop our compensation approach, we seek to implement an approach that rewards our executives when we achieve our goals and objectives. At the same time, we align the risks of our executive’s compensation with the downside to our shareholders, if such executive’s decisions result in poor performance and our goals and objectives are not achieved. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. We evaluate and reward our executives based on their contribution to the achievement of short-term and longer-term goals and objectives; their willingness to challenge and improve existing policies and structures; and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.

Role of Our Compensation Committee

Our Compensation Committee is appointed by our Board of Directors and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and who meet the independence requirements of the Nasdaq Global Market. Our Compensation Committee is comprised of Michael Lambert, Henry DeNero and Jan Lindelow and is chaired by Michael Lambert.

The Compensation Committee has the exclusive authority to establish the level of base salary payable to our executives including specifically our Chief Executive Officer and to administer our 1999 Equity Incentive Plan and our Employee Stock Purchase Plan. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs for our CEO and executives and other key employees for each fiscal year.

The Compensation Committee operates under a charter adopted by our Board

The Compensation Committee also reviews and makes recommendations to our Board to ensure that all of the other aspects of our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

•

engaged and directed Towers Perrin, Inc. (Towers Perrin) as our independent executive compensation and benefits consultant, reporting directly to the Compensation Committee, to assess the competitiveness of our overall executive compensation and benefits program and provide a high level review of our 1999 Equity Incentive Plan and executive compensation; Towers Perrin also reviewed Board compensation and other specific non-executive compensation programs;

•

with the assistance of Towers Perrin developed appropriate executive compensation structures, considering a competitive level of pay as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market Review”);

•	maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our Chief Executive Officer independent of input from him;

•

reviewed on an annual basis the performance of our executive officers and other key employees with assistance from our Chief Executive Officer and determined what we believe to be appropriate total compensation, considering competitive levels as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market Review”); and

•	maintained the practice of holding executive sessions (without management present) at Compensation Committee meetings.

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established technology and software companies. We draw upon a market that is national and, in some cases, international.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day to day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success; our culture and company values; the cohesiveness and productivity of our teams; and the excellence of our products and the strong reputation of our clients. In all of these areas, we compete with other established and emerging enterprise software companies. In order to succeed in attracting “best of breed” executives, we continuously draw upon market surveys provided through industry leaders in our technology space.

Defining the Market

For 2007, we engaged Towers Perrin to conduct a review of our executive compensation program. In this review, Towers Perrin used the following five market references to compare our executive total compensation practices and levels to those in the market:

•

A group of peer companies selected by the Compensation Committee. The comparator information was derived through an analysis of the proxy statements filed by these companies. The list of comparator companies is shown below.

•	Ariba Inc.

•	Art Technology Group Inc

•	BMC Software Inc

•	Epicor Software Corp

•	i2 Technologies Inc

•	Informatica Corp

•	Interwoven Inc

•	JDA Software Group Inc

•	Lawson Software, Inc.

•	MSC Software Corp

•	SPSS Inc

•	Websense Inc

•	Mercer Survey by Industry. A national survey providing key compensation data based on the high technology software industry.

•	Mercer Survey by Revenue. A national survey providing key compensation data of companies with similar revenue size.

•	Towers Perrin Survey by Revenue. A national survey providing key compensation data of companies with similar revenue size.

•	Watson Wyatt Survey by Revenue. A national survey providing key compensation data of companies with similar revenue size.

Determining Market Levels and Specific Comparisons

We compare our practices and levels by each compensation component, by total annual direct compensation (including target annual incentive opportunity) and by total direct compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market comparison by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity. For 2007, the total compensation paid to the named executive officers generally is expected to fall between 50th and 75th percentile of total compensation paid to executives holding equivalent positions as defined by the market above. We believe that this position was consistent with the goal of our program and the individual performance of each of our named executive officers. We also believe that the total compensation was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation and certain other benefits.

The competitive posture of our total annual direct compensation versus the market comparisons will vary year to year based on Company, functional area and individual performance. We believe our target total annual direct compensation is generally positioned at approximately the 50th to 75th percentile of our market.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our growth and development as a company. Accordingly, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. Our Compensation Discussion and Analysis will, in the future, reflect these evolutionary changes.

Components of our Compensation Program

General Compensation Policy

Our performance-driven compensation program consists of five components: base salary, annual cash bonuses, long-term incentives, benefits and severance/termination protection.

We utilize short-term compensation, including base salary, annual adjustments to base salary and cash bonuses, to motivate and reward our key executives in accordance with our executive compensation strategy. Our Compensation Committee has established this program to set and refine management objectives and to measure performance against those objectives. The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance.

Base Salary

The base salary for each executive officer is based on general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

The base salary of our named executive group is reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual merit increase budget before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases.

Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. In establishing the 2007 base salaries of the named executive officers, our Compensation Committee and management took into account a number of factors, including each executive’s seniority, position and functional role, level of responsibility and, to the extent such individual was employed by us for at least the prior six months, his or her accomplishments against personal and group objectives. In establishing the base salary for newly hired personnel, we considered the base salary of the individual at his prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join our Company. In addition, we considered the competitive market for corresponding positions within our industry. Base salaries for our senior executives are generally positioned between the 50th to 75th percentiles versus the market defined above.

Cash Bonuses (Received as Non-Equity Incentive Plan Compensation)

For 2007, the Executive Performance Bonus Plan was funded based on the same metrics used to fund the Corporate Bonus Plan. The Corporate Bonus Plan covers employees not covered under a sales incentive plan of the Company. Under this approach, the bonus funding for the executive officers will be aligned with most employees in the Company. Each executive officer has an established cash bonus target. The bonus for each officer can be funded up to 150% of their annual target bonus. The funding of bonuses for executive officers is made on the basis of the Company’s achievement of the financial performance targets established at the start of the fiscal year. Actual bonuses paid reflect corporate achievement of key revenue and operating margin objectives. Payouts increase as operating margin attainment and revenue growth increases and decline to zero at combinations of limited or no revenue growth and minimal operating margin attainment. The bonus payment is broken into a non-discretionary component and a discretionary component. The non-discretionary payment is equal to 50 % of the funding level achieved by the Company. The discretionary component is determined by the CEO for the named executive officers and by the Compensation Committee for the CEO. The overall funding of the discretionary bonuses for the named executive officers and the CEO will not exceed 50 % of the total annual bonus funding for this group. The financial goals set for the 2007 fiscal year bonuses were based on the achievement of annual revenue and operating margin targets. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals for the coming year. The bonus targets established for the Executive Performance Bonus Plan were established at the beginning of the plan year. The Compensation Committee set the 100% bonus target based on the Company achieving an 8.7% operating margin and a 4.5% increase in revenue over the prior year. Actual results came in at 9.4% operating margin on a 3% decline in revenue growth. This resulted in a 67.5% bonus payout for the year.

For our named executive officers (detailed below), the annual cash bonus incentive range for fiscal 2007 was as follows (note: mid-year changes in target incentives are pro rated):

Named Executive Officer	Minimum	Target		Maximum
Aviles, Michael A.	$0	$420,000		$630,000
Kelly, Thomas P.	$0	$178,125		$267,188
Johnson, Bryce M.	$0	$125,000		$187,500
Shootman, Alex P.	$50,000	$225,000	(1)	$377,500
Singh, Somesh K.	$50,000	$175,000		$262,500

(1)	Mr. Shootman’s target incentive of $225,000 includes $125,000 as Executive Performance Bonus and $100,000 for a specific sales incentive bonus.

For 2008, we will maintain the same overall plan design for the Executive Performance Bonus. As an incentive to drive software license sales, we have provided an additional bonus for 2008 for Alex Shootman. Based on the attainment of specific software license revenue targets, Mr. Shootman has an opportunity to earn an additional bonus payment ranging from $50,000 to $100,000. This bonus will not become a part of his on-going compensation package and is only offered for fiscal year 2008.

Long-Term Incentive Compensation

We believe that an important component of our total compensation program is an effective equity incentive plan that provides alignment of the interests of our executive officers and those of our shareholders. The equity compensation program consists of both stock options and restricted stock. Generally, a significant stock grant is made in the year that an executive officer commences employment. The initial option and restricted stock grant made to each executive officer upon joining the Company is primarily based on competitive conditions applicable to the executive’s specific position. Subsequent stock grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee. Equity awards are not granted automatically to our executives. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, the number and value of unvested options and restricted stock held by the individual at the time of the new grant and total compensation comparisons to market. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

Each stock option grant allows the executive to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time. The option vests in periodic installments over one to four years, contingent upon the executive’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ and then only if the market price of the Company’s common stock appreciates over the option term.

Each restricted stock grant provides the executive with an equity stake in the Company over a specified period of time. We feel that our named executives should have a meaningful stock ownership level in the company and be motivated to drive the appropriate business results. By combining our stock option grants with restricted stock grants, we believe that we create the appropriate balance between reward for strong financial performance and executive retention.

Practices Regarding the Grant of Stock Options and Other Equity-based Awards

We generally consider grants to our executives on a once–a-year basis. The Compensation Committee retains the discretion to make additional awards to executives at other times in connection with the initial hiring of a new executive, for retention purposes or otherwise. We do not have any program, plan or practice to time or make ad-hoc grants of stock options or other equity awards in coordination with the release of material non-public information or otherwise.

All stock option grants made to our executives are made pursuant to our 1999 Equity Incentive Plan with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the 1999 Equity Incentive Plan to be the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on the stock’s price on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices or lowest prices of our common stock in a period preceding, surrounding or following the grant date.

We use a number of methodologies to make external comparisons when we set the number of options to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with Statement of Financial Accounting Standards, or SFAS 123R;

•	the number of option shares granted by position; and

•	the number of option shares granted by position as a percentage of total option shares granted and of total common shares outstanding.

On a total Company basis, we evaluate our overall equity program on the basis of:

•	competitive market data

•	total value transfer;

•	total stock options granted on average per employee; and

•	anticipated dilution from options (equity overhang)

We believe these comparisons provide important additional context for setting and comparing the competitive level of our equity based compensation practices versus the market.

During 2007, the Compensation Committee granted stock options and restricted stock awards to Management and selected key employees. As part of its decision for grants other than to the CEO, the Committee relied on input from the CEO as well as the factors indicated above. For grants to the CEO, the Committee considered the advice of our independent compensation consultant in addition to the factors indicated above.

Performance Evaluation

Clear performance evaluation is necessary to effectively administer the components of our compensation programs. We have implemented a performance review process with the objective of measuring and providing feedback on the following categories of individual performance:

•	delivery of results consistent with our corporate goals;

•	achievement of individual objectives established during the prior review;

•	assessment of professional effectiveness, consisting of a portfolio of competencies that include leadership, commitment, creativity and team accomplishment; and

•	knowledge, skills and attitude, focusing on capabilities, ability and willingness to learn.

We balance individual and company-wide goals and achievements. On an individual level, we set clearly defined goals for each member of our executive team, focusing on the categories mentioned above, with an emphasis on quantifiable and achievable goals. Our process is participatory, rather than dictatorial; we engage in a collaborative process with each executive to define his or her personal objectives, as well as those of the business unit for which the executive is responsible. Each executive participates in establishing the objectives of our company as a whole and offers his or her views as to the goals of other business units, insofar as those goals impact the individual executive’s own organization and our company overall. Similarly, our executives are asked to provide feedback not only on their own performance and that of their particular business unit, but also of other business units and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

We evaluate each executive officer twice each year based on the achievement of Company goals and objectives, departmental or functional area goals and individual performance objectives. At the mid-year review, we review the performance objectives and the progress being made toward their achievement as well as the executive’s overall ongoing performance. At the end of the year, we review final results versus objectives and begin discussions regarding performance objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of equity-based awards. Our annual performance awards are used to reward the achievement of annual objectives and to align the interests of our senior executives with those of our shareholders and to promote a longer term performance perspective and progress toward achieving our long-term strategy.

Our executive officers’ total compensation may vary significantly year to year based on Company, functional area and individual performance. Further, the ultimate realizable value of equity awards made to our senior executives will vary in value based on our stock price performance.

Benefits

We provide the following benefits to our senior executives generally on the same basis as the benefits provided to all employees:

•	Health, dental and vision insurance;

•	Life insurance;

•	Short-and long-term disability;

•	Flexible Spending Accounts; and

•	401(k) plan.

Executive Wellness

In addition to these benefit programs, we provide an executive wellness physical. Each executive officer is eligible to participate in an executive physical every 24 months. We recognize the stress that comes with an executive officer’s role and this program provides our executive officers with an opportunity to have a comprehensive examination that focuses on both current health risks and proactive steps to maintain good health. We believe it is in the best interests of the executive officer and the shareholders that our executive team is healthy and performing at their physical best.

Severance Compensation & Termination Protection

We have entered into employment agreements with our executive officers, including our Chief Executive Officer and other named executive officers. These agreements are described in more detail in the tables below. In some cases, these agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination for good reason, each as is defined in the agreements.

Where applicable, the employment agreements between our Company and our senior executives and the related severance compensation provisions are designed to meet the following objectives:

•

Change in Control: As part of our normal course of business, we engage in discussions with other software companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established software companies may consider us as a potential acquisition target. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. We provide a component of severance compensation (i.e. the acceleration of vesting for any options not yet vested), as specified in the executive officer’s employment agreement and in our regular Equity Incentive Plans, if an executive is terminated as a result of a change of control transaction to promote the ability of our senior executives to act in the best interests of our shareholders even though they could be terminated as a result of the transaction.

•

Termination without Cause or Resignation for Good Reason: If we terminate the employment of a senior executive “without cause” or the executive resigns for “good reason”, each as defined in the applicable agreement, we are obligated to continue to pay the base salary for a period of time specified in the executive officer’s employment agreement. We believe this is appropriate because the terminated executive is bound by confidentiality and non-compete provisions covering a period after termination and is based on market data indicating that such provisions are normally paid of executive officers employment agreements. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.

For 2007, the following executive severance arrangements were in place:

Named Executive Officer	Termination for cause	Voluntary resignation for good reason by executive	Retirement	Death	Disability	Termination w/o cause	Voluntary termination w/o good reason	Change of control
Michael A Aviles	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months
Thomas P. Kelly	None	12 months of base salary (3)	None	None	None	12 months of base salary (3)	None	12 months of base salary
Bryce Johnson	None	None	None	None	None	None	None	None
Alex Shootman	None	12 months of base salary (1) (2)	None	None	None	12 months of base salary (1) (2)	None	12 months of base salary (1) (2) (4)
Somesh Singh	None	6 months of base salary (1)	None	None	None	6 months of base salary (1)	None	6 months of base salary (1) (4)

(1)	Upon execution of a separation agreement acceptable by Vignette with appropriate non-disclosure, non-compete and no rehire provisions, mitigating severance payments will be made over the course of the severance period to the separated executive. By agreement, the separated executive is to actively seek other employment. If the separated executive is hired at any time during the severance period, the severance payments will cease effective at the start of the new job.
(2)	The offer agreement with Mr. Shootman provides that if he relocated to Austin, Texas and was subsequently terminated during the first 12 months of employment, he would be guaranteed payment of 50% of his Executive Performance Bonus. This payment would be reduced by any bonus payments already paid during this time period.
(3)	The offer agreement with Mr. Kelly provides that if he is terminated during the first 12 months of employment, he would be guaranteed payment of 50% of his Executive Performance Bonus.
(4)	Severance is payable if the responsibilities of the named executive are substantially reduced following the occurrence of a change of control.

For 2008, we have implemented new executive severance arrangements for our named executive officers. These changes were not made in anticipation of any event but, instead, were made in order to bring the Company in line with the market and also to bring conformity among the severance protection agreements within the senior vice presidents and vice presidents. The details of these new arrangements are provided in the table below:

Named Executive Officer	Termination for cause	Voluntary resignation for good reason by executive	Retirement	Death	Disability	Termination w/o cause	Voluntary termination w/o good reason	Change of control
Michael A Aviles	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	27 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months
Thomas P. Kelly	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months
Bryce M. Johnson	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months if terminated without cause or resigns for good reason within 18 months of the Change of Control
Alex Shootman	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months if terminated without cause or resigns for good reason within 18 months of the Change of Control
Somesh Singh	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	None	None	12 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months	None	18 months of base salary plus an amount equal to the Executive Performance Bonus paid in the prior 12 months if terminated without cause or resigns for good reason within 18 months of the Change of Control

The payment of severance under the above referenced executive severance agreements will be paid over the severance period on Vignette’s regular payroll schedule. If the severance payments and any other separation benefits considered together may be considered deferred compensation under Section 409A, then only that portion of portion of the Deferred Compensation Separation Benefits which does not exceed the Section 409A limits may be made within the first six months following the separation of service. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A limits otherwise due to the named executive on or within the six month period following the separation, will accrue during the six month period and will become payable in a lump sum payment on the date six months and one day following the date of separation.

These severance benefits are available upon execution of a separation agreement acceptable by Vignette with appropriate non-disclosure, non-compete and no rehire provisions.

Acceleration of Equity Awards

Under the 1999 Equity Incentive Plan, all employees, including executive management, are eligible for accelerated vesting of their equity awards under the following change in control circumstances:

If the award is assumed by the successor corporation or its parent but the employee experiences an involuntary termination within 18 months after the change in control, the vesting of each of the outstanding Awards will automatically accelerate immediately before the effective date of the employee’s involuntary termination. The employee may then exercise each of their Awards for any or all of those shares as fully vested shares of common stock.

For purposes of the acceleration circumstances available in the 1999 Equity Incentive Plan, a change in control means:

•

A merger or consolidation of Vignette with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not our shareholders immediately before such merger, consolidation or other reorganization;

•	Sale, transfer or other disposition of all or substantially all of our assets;

•

A change in the composition of the Board, as a result of which fewer than two thirds of the incumbent directors are directors who either (i) had been directors of Vignette on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

•

Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of our securities representing at least 50% of the total voting power represented by our then outstanding voting securities.

For purposes of the acceleration circumstances available in the 1999 Equity Incentive Plan, an involuntary termination, under the terms of the ‘change in control’ provisions described above, means:

•	The employee’s dismissal by us or the successor corporation for reasons other than misconduct; or

•

The employee’s voluntary resignation following (a) a material reduction in their responsibility, (b) a reduction in their level of compensation or (c) a relocation of their place of employment by more than 50 miles, if they do not consent to such reductions or relocation.

In addition to the acceleration circumstances available under the 1999 Equity Incentive Plan to all employees, in the event Mr. Aviles is terminated by the Company without “Cause” or by himself for “Good Reason”, Mr. Aviles will also receive accelerated vesting on his initial stock option grant and restricted stock award as set forth below:

•

The initial restricted stock award will accelerate and vest as follows: if the termination occurs during months 13 through 24 following the date of hire, then 25% of the initial restricted stock award will vest; and if termination occurs during the months 24 through 36 following the date of hire and prior to the vesting date of the initial restricted stock award, then 50% of such award will vest.

•

The initial option grant shall accelerate and vest as though Mr. Aviles had completed one additional year of employment with the Company following the date of termination; provided, however, that no more than an additional 25% of the unvested options at the time of termination shall vest by virtue of this provision.

Subsequent option grants or restricted stock awards for Mr. Aviles do not include the ‘unique’ accelerated vesting clauses discussed above. In addition, the stock option grants and restricted awards given to the other named executive officers do not include the ‘unique’ accelerated vesting clauses discussed above for Mr. Aviles.

Policy on Deductibility of Named Executive Officer Compensation

In evaluating compensation program alternatives, the committee considers the potential impact on the Company of section 162(m) of the IRS Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the Named Officers, excluding “performance-based compensation.” The committee endeavors to maximize deductibility of compensation under Section 162(m) of the IRS Code to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) beyond the control of either the Committee or the Company. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meets its stated objectives and fit within the Committee’s guiding principles. Finally, based on the amount of deductions the company can take each year, actual impact of the loss of the deduction for compensation paid to the CEO and other top highly compensated executives over the $1 million limitation is generally small and has a deminimis impact on the Company’s overall tax position. For all the foregoing reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals that preserve deductibility.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the exclusive authority to establish the level of base salary and target incentive payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs and the actual bonus payments to be in effect for the CEO and certain other executive officers and key employees each fiscal year.

For the 2007 fiscal year, the process utilized by the Committee in determining executive officer compensation levels other than cash bonuses was based on competitive market data and the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers and compensation data from comparable companies provided by various independent sources and consultants.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) that appears below and approves the inclusion of the CD&A in this Definitive Form 14A and incorporation by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

Compensation Committee

Michael Lambert (Chairman)

Henry DeNero

Jan H. Lindelow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in May 1998 and the members of the Compensation Committee are Mr. Lambert, Mr. DeNero and Mr. Lindelow. None of these individuals were at any time during 2007, or at any other time, an officer or employee of the Company or its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($) (2)		Stock Awards ($) (1)		Option Grants (123R Value expensed in current year $) (1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Aviles, Michael A. CEO	2007 2006	$ $	390,000 318,461		— —	$ $	631,347 465,208	$ $	735,125 451,328	$ $	283,500 360,000	$ $	2,186 131	$ $	2,042,158 1,595,128
Kelly, T. Patrick CFO	2007 2006	$ $	262,500 115,385	$	— 5,000	$ $	127,730 43,368	$ $	151,464 52,150	$ $	120,400 93,750		$2,387 —	$ $	664,481 309,653
Johnson, Bryce M. SVP, General Counsel	2007 2006 2005	$ $ $	250,000 250,000 247,115	$	— 15,000 —	$ $	54,431 14,062 N/A	$ $	109,775 45,637 N/A	$ $ $	84,400 115,625 157,083	$ $ $	2,186 899 4,539	$ $ $	500,792 441,223 408,737
Shootman, Alex SVP, Worldwide Sales & Services	2007 2006	$ $	275,000 53,942	$	— 100,000	$ $	127,000 24,694	$ $	240,405 28,871	$ $	116,900 60,000	$ $	181,373 1,974	$ $	940,678 269,481
Singh, Somesh SVP, R&D & Technical Operations	2007 2006	$ $	198,173 —		$50,000 —		$117,520 —		$159,181 —		$88,600 —		$28,883 —		$642,357 —

(1)	Reflects the dollar amount recognized for financial statement reporting purposes, in compliance with FAS 123R, for stock options and restricted stock. For additional information, refer to Note 5 of the Notes to Consolidated Financial Statements in our Form 10-K. These amounts reflect Vignette’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers with respect to these awards.
(2)	The amounts reported under the ‘Bonus’ column include sign-on bonuses and other adhoc bonuses not paid under the Executive Performance Bonus Plan. The dollar amounts for 2007 bonus payouts under the Executive Performance Bonus Plan are reported under the ‘Non-Equity Incentive Plan Compensation’ column.

Narrative Disclosure to the Summary Compensation Table

We entered into an offer letter agreement dated February 10, 2006 with Michael A. Aviles, our President and Chief Executive Officer. The agreement provided a base salary of $360,000, eligibility for an annual bonus target amount of at least 100% of his base salary up to a maximum potential payout of no less than 150% of his base salary. On July 1, 2007, Mr. Aviles was given an increase in his base salary of $60,000 bringing the salary to $420,000 and an increase in his executive performance bonus target of $120,000 bringing his bonus target to $480,000. Information on stock awards is provided in the 2007 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On June 19, 2006 we entered into an offer letter agreement with T. Patrick Kelly, our Chief Financial Officer. The agreement provided a base salary of $250,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $125,000. On January 1, 2007, Mr. Kelly was given an increase in his executive performance bonus target of $25,000 to bring his bonus target to $150,000. On July 1, 2007, Mr. Kelly was given an increase in his base salary of $25,000 bringing the salary to $275,000 and an increase in his executive performance bonus target of $56,250 bringing his bonus target to $206,250. Information on stock awards is provided in the 2007 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On October 5, 2000 we entered into an offer letter agreement with Bryce M. Johnson, our Senior Vice President, Secretary and General Counsel. The agreement was modified to provide a base salary of $250,000 per year and eligibility to participate in an executive performance bonus with an annual target of $125,000. Information on stock awards is provided in the 2007 Grants of Plan Based Awards and Outstanding Equity Awards tables below. The amounts in columns ‘e’ and ‘f’ for the 2005 year are not disclosed as these amounts are not comparable to the 2006 and 2007 years due to the Company’s adoption of Statement of Financial Accounting Standards 123R (SFAS 123R) in 2006.

On October 20, 2006 we entered into an offer letter agreement with Alex Shootman, our Senior Vice President, Worldwide Sales & Services. The agreement provided a base salary of $275,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $125,000 and an additional sales bonus of $100,000. Mr. Shootman was provided with a signing bonus of $100,000. If Mr. Shootman voluntarily terminates within 24 months of employment, for other than “good reason” as defined in his offer agreement, he will repay $65,000 of this bonus. On January 28, 2008, Mr. Shootman was given an increase in his base salary of $25,000 to bring his base salary to $300,000. On February 22, 2008, Mr. Shootman was given an additional bonus incentive specially targeted for FY 2008. Based on the attainment of specific software license revenue targets, Mr. Shootman has an opportunity to earn an additional bonus payment ranging from $50,000 to $100,000. This bonus will not become a part of his on-going compensation package and is only offered for FY 2008. The value of Mr. Shootman’s “All Other Compensation” represents relocation costs of $177,733, including a tax gross-up of $33,343. Information on stock awards is provided in the 2007 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

On February 13, 2007 we entered into an offer letter agreement with Somesh Singh, our Senior Vice President, R&D & Technical Operations. The agreement provided a base salary of $225,000 and eligibility to participate in an executive performance bonus plan with an annual target amount of $175,000. Mr. Singh was provided with a signing bonus of $50,000. If Mr. Singh voluntarily terminates within 24 months of employment, for other than “good reason” as defined in his offer agreement, he will repay $32,500 of this bonus. The value of Mr. Singh’s “All Other Compensation” represents temporary living costs relating to his relocation of $26,697, including a tax gross-up of $8,005. Information on stock awards is provided in the 2007 Grants of Plan Based Awards and Outstanding Equity Awards tables below.

2007 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Actual Payouts Under Non- Equity Incentive Plan Awards ($) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (3)		Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)
Aviles, Michael A. CEO	2/8/2007 8/28/2007 8/28/2007	—	$420,000	$630,000	$283,500	45,000	100,000 45,000	$ $ $	18.45 19.11 0.00	$ $ $	8.51 8.21 19.11
Kelly, T. Patrick CFO	8/28/2007 8/28/2007	—	$178,125	$267,188	$120,400	10,675	36,330	$ $	0.00 19.11	$ $	19.11 8.21
Johnson, Bryce SVP, General Counsel	1/30/2007 1/30/2007	—	$125,000	$187,500	$84,400	10,000	50,000	$ $	0.00 17.76	$ $	17.76 8.22
Shootman, Alex SVP, Worldwide Sales & Services	1/30/2007	$50,000	$225,000	$377,500	$116,900		50,000		$17.76		$8.22
Singh, Somesh SVP, R&D & Technical Operations	3/8/2007 3/8/2007	$50,000	$175,000	$262,500	$88,600	25,000	100,000	$ $	0.00 16.97	$ $	16.97 7.77

(1)	The amounts in these columns reflect possible payouts with respect to fiscal 2007 under the Executive Performance Bonus Plan.
(2)	The amounts in this column reflect the actual payouts with respect to fiscal 2007 under the Executive Performance Bonus Plan. The payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for fiscal 2007.
(3)	The amounts in these columns reflect grants awarded during the 2007 fiscal year. All grants reflected in the table were awarded under the Vignette Corporation 1999 Equity Incentive Plan.

2007 OUTSTANDING EQUITY AWARDS

Outstanding Equity Awards for Officers at the end of Fiscal 2007—The following table provides information on the outstanding equity awards at the end of fiscal 2007 for the Named Executive Officers. Market value is determined by multiplying the number of shares by the closing price of Vignette common stock on NASDAQ on the last trading day of the fiscal year ($14.61 on December 31, 2007).

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Aviles, Michael A. CEO	131,250	(2)	168,750 100,000 45,000	(4) (5)	$ $ $	15.95 18.45 19.11	2/13/2014 2/08/2015 8/28/2015
								100,000 45,000	(1) (3)	$ $	1,461,000 657,450
Total	131,250		313,750					145,000			$2,118,450
Kelly, T. Patrick CFO	16,250 —	(7)	68,750 36,330	(9)	$ $	12.49 19.11	08/01/2014 08/28/2015
								20,000 10,675	(6) (8)	$ $	292,200 155,962
Total	16,250		105,080					30,675			$448,162
Johnson, Bryce SVP, General Counsel	55,000 583 30,000 28,500 35,000 10,000 13,320 —	(10) (11) (12) (13) (14) (15) (16)	6,680 50,000	(18)	$ $ $ $ $ $ $ $	477.50 33.90 34.40 8.30 22.00 12.20 12.60 17.76	12/04/2008 03/22/2010 03/29/2010 09/17/2010 02/24/2012 09/10/2012 01/18/2010 01/30/2015
								10,000	(17)		$146,100
Total	172,403		56,680					10,000			$146,100
Shootman, Alex SVP, Worldwide Sales & Services	25,000 —	(20)	75,000 50,000	(21)	$ $	15.24 17.76	10/20/2014 01/30/2015
								20,000	(19)		$292,200
Total	25,000		125,000					20,000			$292,200
Singh, Somesh SVP, R&D & Technical Operations	—		100,000	(23)		$16.97	03/08/2015	25,000	(22)		$365,250
Total	—		100,000					25,000			$365,250

Footnotes:

(1)	Mr. Aviles’ restricted stock award shares are subject to continuous service and 3 year vesting conditions; 100% of the shares subject to this award shall vest on February 13, 2009. In the event Mr. Aviles is terminated by the Company without cause or Mr. Aviles resigns for good reason, then the vesting of the restricted stock award shall accelerate as follows: in the event such termination occurs after the first anniversary of employment but prior to the second anniversary, 25% of the total number of shares granted shall vest; in the event such termination occurs after the second anniversary of employment but prior to the third anniversary, 50% of the total number of shares granted shall vest.
(2)

Mr. Aviles’ stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on February 13, 2007 and 6.25% shall vest quarterly thereafter. In the event Mr. Aviles is terminated by the Company without cause or Mr. Aviles resigns for good reason, then the vesting of the option will accelerate as though Mr. Aviles had completed one additional year of service with the Company; provided, however, that no more than an additional 25% of the unvested options at the time of such termination shall vest pursuant to this acceleration.
(3)	Mr. Aviles’ restricted stock award shares are subject to continuous service and 33% of the shares shall vest on August 15, 2008; another 33% of the shares shall vest on August 15, 2009 and the remaining 34% of the shares shall vest on August 15, 2010.
(4)	Mr. Aviles’ stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on February 08, 2008 and 6.25% shall vest quarterly thereafter.
(5)	Mr. Aviles’ stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award vested on August 28, 2008 and 6.25% shall vest quarterly thereafter.
(6)	Mr. Kelly’s restricted stock award shares are subject to continuous service and three year vesting conditions; 20% of the shares subject to this award shall vest on August 1, 2007; an additional 20% of the shares subject to this award shall vest on August 1, 2008; and the remaining 60% of the shares subject to this award shall vest on August 1, 2009.
(7)	Mr. Kelly’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on August 1, 2007 and 6.25% shall vest quarterly thereafter.
(8)	Mr. Kelly’s restricted stock award shares are subject to continuous service and 33% of the shares shall vest on August 15, 2008; another 33% of the shares shall vest on August 15, 2009 and the remaining 34% of the shares shall vest on August 15, 2010.
(9)	Mr. Kelly’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on August 28, 2008 and 6.25% shall vest quarterly thereafter.
(10)	Mr. Johnson’s 2001 inducement stock option grant was subject to the Company’s standard four year vesting schedule and became fully exercisable on January 2005.
(11)	Mr. Johnson’s March 22, 2002 stock option grant was subject to a one year, quarterly vesting schedule and became fully exercisable in March 2003.
(12)	Mr. Johnson’s March 29, 2002 stock option grant was subject to the Company’s standard four year vesting schedule and would have become fully exercisable on March 2006. On December 27, 2005, the Company accelerated the vesting of all outstanding stock options that had an exercise price greater than or equal to $20.00 per share.
(13)	Mr. Johnson’s September 17, 2002 stock option grant was subject to a four year quarterly vesting schedule and became fully exercisable on September 2006.
(14)	Mr. Johnson’s February 24, 2004 stock option grant was subject to a four year quarterly vesting schedule and would have become fully exercisable on September 2006. On December 27, 2005, the Company accelerated the vesting of all outstanding stock options that had an exercise price greater than or equal to $20.00 per share.
(15)	Mr. Johnson’s September 10, 2004 stock option grant is subject to a three year quarterly vesting schedule and was fully exercisable on September 10, 2007.
(16)	Mr. Johnson’s January 18, 2005 stock option grant is subject to a three year annual vesting schedule and will be fully exercisable on January 18, 2008.
(17)	Mr. Johnson’s restricted stock award shares are subject to continuous service and three year vesting conditions; 100% of the shares subject to this award shall vest on Feburary 15, 010.
(18)	Mr. Johnson’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on January 30, 2008 and 6.25% shall vest quarterly thereafter.
(19)	Mr. Shootman’s restricted stock award shares are subject to continuous service and 3 year vesting conditions; 20% of the shares subject to this award shall vest on October 20, 2007; an additional 20% of the shares subject to this award shall vest on October 20, 2008; and the remaining 60% of the shares subject to this award shall vest on October 20, 2009.
(20)	Mr. Shootman’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on October 20, 2007 and 6.25% shall vest quarterly thereafter.
(21)	Mr. Shootman’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on January 30, 2008 and 6.25% shall vest quarterly thereafter.
(22)	Mr. Singh’s restricted stock award shares are subject to continuous service and three year vesting conditions; 20% of the shares subject to this award shall vest on February 15, 2008; an additional 20% of the shares subject to this award shall vest on 15-February-2009; and the remaining 60% of the shares subject to this award shall vest on February 20, 2010.
(23)	Mr. Singh’s stock option is subject to the Company’s standard four year vesting schedule; 25% of the shares subject to this award shall vest on March 08, 2008 and 6.25% shall vest quarterly thereafter.

2007 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Aviles, Michael A. CEO	—		—	—		—
Kelly, T. Patrick CFO	15,000	(1)	$125,159	5,000	(2)	$101,350
Johnson, Bryce M. SVP, General Counsel	1,500	(3)	$16,050	—		—
Shootman, Alex SVP, Worldwide Sales & Services	—		—	5,000	(4)	$83,550
Singh, Somesh SVP, R&D & Technical Operations	—		—	—		—

Footnotes:

(1)	Mr. Kelly exercised 15,000 non-qualified stock options on August 1, 2007 his strike price was $12.49 and his market price was $20.83.
(2)	Mr. Kelly’s restricted stock vested 5,000 shares which were 20% of the shares subject to this award on August 1, 2007.
(3)	Mr. Johnson exercised 1,500 non-qualified stock options on February 20, 2007 his strike price was $8.30 and his market price was $19.00.
(4)	Mr. Shootman restricted stock vested 5,000 shares which were 20% of the shares subject to this award on October 20, 2007.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of February 29, 2008 certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer, the chief financial officer and all other named executive officers of the Company for the year ended December 31, 2007 and (iv) the directors and executive as a group. Beneficial ownership has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the shares are issuable pursuant to stock options that exercisable within sixty (60) days of February 29, 2008 (April 29, 2008). In computing the percentage of ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on the 24,565,799 shares of Common Stock outstanding as of February 29, 2008. Unless otherwise indicated, the address for each listed shareholder is: c/o Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have the sole voting and investment power with respect to all Shares of Common Stock.

Title of Class	Beneficial Owner	Shares Beneficially Owned as of February 29, 2008
		Amount and Nature of Beneficial Ownership	Percent of Class
Common	Dimensional Funds Advisors LP (1)	2,594,358	10.56%
Common	Tocqueville Asset Management, L.P. (2)	1,721,941	7.01%
Common	Vanguard Group, Inc. (3)	1,653,068	6.73%
Common	Goldman Sachs Asset Management, L.P. (4)	1,565,252	6.37%
Common	Barclays Global Investors, N.A. & Barclays G (5)	1,435,164	5.84%
Common	Vaughan Nelson Investment Management, L. (6)	1,416,405	5.77%
Common	The Bank of New York Mellon Corporation (7)	1,342,523	5.47%
Common	Michael A. Aviles (8)	320,000	1.30%
Common	Pat Kelly (9)	59,025	*
Common	Bryce Johnson (10)	202,983	*
Common	Alex Shootman (11)	75,400	*
Common	Somesh Singh (12)	50,230	*
Common	Conleth O’Connell (13)	57,195	*
Common	Gayle Wiley (14)	31,875	*
Common	Henry DeNero (15)	20,243	*
Common	Kathleen Earley (16)	25,217	*
Common	Joseph Grant (17)	29,717	*
Common	Jeff Hawn (18)	41,567	*
Common	Michael Lambert (19)	63,157	*
Common	Jan Lindelow (20)	59,242	*
	All current directors and executive officers as a group (13 persons) (21)	1,035,851	4.22%

Footnotes:

*	Less than 1% of the outstanding shares of Common Stock.
(1)	As reported in a Schedule 13G/A filed on February 06, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. Dimensional Fund Advisors, L.P., has the sole power to vote or to direct the vote as to 2,594,358 shares and the sole power to dispose of or to direct the disposition of 2,594,358 shares. The address for Dimensional Fund Advisor’s LP is 1299 Ocean Avenue, Santa Monica, CA 90401.

(2)

As reported in a Schedule 13G filed on February 14, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. Tocqueville Asset Management, L. P., has the sole voting power for 1,412,306 shares, shared voting power for 221 shares, sole power to dispose of 1,721,941 shares. The address for Tocqueville Asset Management, L. P., is 40 West 57th Street , 19th Floor, New York, New York 10019.

(3)	As reported in a Schedule 13G filed on February 12, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. Vanguard Group, Inc. has the sole voting power for 28,745 shares, sole power to dispose of 1,653,068 shares. The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	As reported in a Schedule 13G filed on January 18, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. Goldman Sachs Asset Management, L.P., has the sole voting power for 1,300,101 shares, shared voting power for 68,130 shares, sole power to dispose of 1,497,122 shares and shared power to dispose of or to direct the disposition of 68,130 shares. The address for Goldman Sachs Asset Management, L.P., is 32 Old Slip, New York, NY 10005.
(5)	As reported in a Schedule 13G filed on January 10, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. Barclays Global Investors, N.A. and Barclays Global Fund Advisors have the sole voting power for 1,325,719 shares, sole power to dispose of 1,435,164 shares. The address for Barclays Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA, 94105.
(6)	As reported in a Schedule 13G filed on February 12, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. Vaughan Nelson Investment Management, L.P.,/ Vaughan Nelson Investment Management, Inc., has the sole voting power for 788,565 shares, sole power to dispose of 935,869 shares and shared power to dispose of or to direct the disposition of 480,536 shares. The address for Vaughan Nelson Investment Management, L.P.,/ Vaughan Nelson Investment Management, Inc., is 600 Travis Street, Suite 6300, Houston, TX 77002.
(7)

As reported in a Schedule 13G filed on February 14, 2008 reporting beneficial ownership of Vignette’s stock as of December 31, 2007. The Bank Of New York Mellon Corporation, has the sole voting power for 1,094,976 shares, shared voting power for 13,200 shares, sole power to dispose of 1,326,623 shares and shared power to dispose of or to direct the disposition of 15,900 shares. The address for The Bank Of New York Mellon Corporation, is One Wall Street, 31st Floor, New York, New York 10286.

(8)	Includes 175,000 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 145,000 shares.
(9)	Includes 22,500 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 36,525 shares.
(10)	Includes 191,583 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 11,400 shares.
(11)	Includes 50,000 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 25,400 shares.
(12)	Includes 25,000 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 25,230 shares.
(13)	Includes 49,903 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 7,292 shares.
(14)	Includes 21,875 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 10,000 shares.
(15)	Includes 9,706 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 10,537 shares.
(16)	Includes 14,443 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 10,774 shares.
(17)	Includes 18,943 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 10,774 shares.
(18)	Includes 28,993 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 12,574 shares.
(19)	Includes 47,583 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 15,574 shares.
(20)	Includes 36,168 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 23,074 shares.
(21)	Includes an aggregate of 691,697 shares subject to currently exercisable options or options exercisable within 60 days of April 29, 2008 and direct ownership of 341,154 shares.

RELATED SHAREHOLDER MATTERS

The table below presents the following information as of December 31, 2007: (i) aggregate number of securities to be issued under the stock plans upon exercise of outstanding options, warrants and other rights, (ii) the related weighted-average exercise price and (iii) the aggregate number of securities reserved for future issuance under such plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in business combinations.

	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (i)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (ii)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans [Excluding Securities Reflected in Column (i)] (iii)
Equity compensation plans approved by security holders (1)	1,715,230	(3)	$18.16	(3)	2,560,105	(4)
Equity compensation plans not approved by security holders (2)	672,473		$27.98		2,189,233

Total (5)	2,387,703		$20.93		4,749,338

(1)	Consists of the following plans: 1995 Stock Option/Stock Issuance Plan, the 1999 Equity Incentive Plan, the 1999 Non-Employee Directors Plan and the Employee Stock Option Plan (“ESPP”).
(2)	Consists of the 1999 Supplemental Stock Option Plan (the “1999 Supplemental Plan”) as well as inducement option grants for certain Company officers at the time of hire. As it relates to the 1999 Supplemental Plan, a total of 617,473 shares of the Company’s common stock were issuable upon exercise of outstanding options at December 31, 2007. The weighted average exercise price of those outstanding options was $23.57 per share. No options were granted and no shares were issued under the 1999 Supplemental Plan to any of the Company’s directors or executive officers.

As it relates to inducement option grants, on January 22, 2001, the Company granted 55,000 stock options at an exercise price of $77.50 per share to Bryce M. Johnson, who serves as Senior Vice President, General Counsel and Secretary, pursuant to NASD Rule 4350(i). These options expire on January 22, 2009 and became exercisable as follows: 25% on January 22, 2002 and 6.25% quarterly thereafter. In addition, if there is a change in control of the Company and Mr. Johnson’s employment is terminated within eighteen months of the change in control, then the remaining unvested options will become immediately exercisable. As of December 31, 2007, a total of 55,000 stock options under this grant remain outstanding.

(3)	Excludes purchase rights accrued under the ESPP.
(4)	Includes shares available for future issuance under the ESPP. As of December 31, 2007, there were 996,686 shares available for future issuance under the ESPP.
(5)	Excludes information for options assumed by the Company in business combinations. As of December 31, 2007, a total of 475 shares of the Company’s common stock were issuable upon exercise of outstanding assumed options under the assumed plans. The related weighted average exercise price of those outstanding options was $42.22 per share. Upon assumption by the Company, no additional options may be granted under these plans.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a charter. The Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” as defined by the regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principals generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61 as amended. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee held ten (10) meetings during fiscal year 2007.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Audit Committee

Jeffrey S. Hawn (Chairman)

Kathleen Earley

Joseph M. Grant

Independence of Audit Committee Members

The Board of Directors believes that each of the members of the audit committee is an independent director as that term is defined by the NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2007 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders other than one Form 4 filing for each of Mr. Conleth O’Connell and Mr. Bryce Johnson, which were each filed one day after the prescribed deadline.

CODE OF ETHICS

In May 2003, the Company adopted a Code of Ethics for all employees and directors, which has been regularly updated. In April 2004, the Company adopted a Code of Ethics for Financial Officers, which specifically applies to the Company’s Chief Executive Officer, Chief Financial Officer and persons performing similar functions.

FORM 10-K

The Company will mail without charge, upon written request, a copy of the Company’s Form 10-K report for fiscal year 2007, including the financial statements, schedules and list of exhibits. Requests should be sent to Vignette Corporation, 1301 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ BRYCE M. JOHNSON
Bryce M. Johnson
Secretary

Austin, Texas

April 1, 2008

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The [insert enclosures here] is/are available at www.proxyvote.com.

PR0XY                                                 VIGNETTE CORPORATION                                                     PROXY

1301 South MoPac Expressway, Suite 100, Austin, Texas 78746

This Proxy is Solicited on Behalf of the Board of Directors of Vignette Corporation

for the Annual Meeting of Shareholders to be held on May 23, 2008.

The undersigned holder of Common Stock, par value $.01, of Vignette Corporation (the “Company”) hereby appoints Michael A. Aviles and Bryce M. Johnson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned shareholder would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 23, 2008 at 9:00 a.m. local time, at the Inter-Continental Stephen F. Austin Hotel at 701 Congress Avenue in Austin, Texas and at any adjournments or postponements of the Annual Meeting. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to Bryce M. Johnson, Senior Vice President, General Counsel and Corporate Secretary of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person,

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1301 SOUTH MOPAC EXPRESSWAY SUITE 100 ATTN: INVESTOR RELATIONS AUSTIN, TEXAS 78746 BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Vignette Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vignette Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345
VIGNETTE CORPORATION-COMMON	123,456.789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	VIGNT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIGNETTE CORPORATION Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect two directors of the Board of Directors tc serve until the 2011 Annual Meeting of Shareholders or until their successor(s) has been duly elected and qualified:	☐	☐	☐

	Nominees:				The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement
01) Henry DeNero 02) Jeffrey S. Hawn

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Vote on Proposal		For	Against	Abstain

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008.	☐	☐	☐	Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

☐

		P62591			123,456,789,012 926734401 56
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date